Exhibit 99.1

                             SUBSCRIPTION AGREEMENT

Attn: President
AMP Productions, Ltd.
2708-939 Homer Street
Vancouver, B.C. V6B 2W6

Re:       Acquisition of Common Shares of AMP Productions, Ltd.
          a Nevada corporation (the "Company")

Dear Sir:

A.   SUBSCRIPTION.

The undersigned hereby subscribes for _______________ shares of the Company's Common Stock, par value US$0.0001 per share (the "Shares") at a purchase price of US$0.10 per share, according to the terms set forth herein. I acknowledge and agree that this subscription may not be revoked by me except with the consent of the Company. I further acknowledge and agree that the Company may, in its sole discretion, allocate shares among subscribers in the event of an over subscription for the Shares.

B.   SUBSCRIBER'S REPRESENTATIONS AND WARRANTIES.

The undersigned hereby represents and warrants as follows:

1. WARRANTIES. In connection with your offer of Shares, I represent and warrant that I am over the age of 21 years and that I have received a copy of the Company's Prospectus dated _______________ (the "Prospectus"). By executing this Subscription Agreement, the undersigned acknowledges and agrees to all of the terms and conditions of this offering as described in the Prospectus. This Subscription Agreement is not binding on the Company until accepted by the Company. The Company reserves the right to accept or reject, in whole or in part and at its sole discretion, any Subscription Agreement.

2. RESIDENCY DECLARATION. The undersigned represents and warrants that he is not a resident of any state or possession of the United States.

3. INDEMNIFICATION AND ARBITRATION. The undersigned recognizes that the offer of the Shares in the Company was based upon his representations and warranties contained above and hereby agrees to indemnify the Company and to hold it harmless against any and all liabilities, costs, or expenses (including reasonable attorneys' fees) arising by reason of, or in connection with, any misrepresentation or any breach of such warranties by the undersigned. Further, in the event that any dispute where to arise in connection with this Agreement or with the undersigned's investment in the Company, the undersigned agrees, prior to seeking any other relief at law or equity, to submit the matter to binding arbitration in accordance with the rules of the National Association of Securities Dealers at a place to be designated by the Company.

C. MISCELLANEOUS.

1. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

2. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. The provisions of this Agreement may not be modified or waived except in writing.

3. The headings contained in this Agreement are for convenient reference only, and they shall not limit or otherwise affect the interpretation of any term or provision hereof.

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D. SUBSCRIPTION FOR SHARES.

   Number of Shares subscribed for:________________
   Total Payment enclosed: $___________ USD

(PLEASE MAKE CHECK PAYABLE TO AMP PRODUCTIONS, LTD.)

IN WITNESS WHEREOF, the undersigned has executed this Agreement this ___ day of _______, 2003.


                                                   -----------------------------
                                                   Signature(s)

                                                   -----------------------------
                                                   Print Name

Print Name(s) in which Shares
         Are to be Registered:
                                     ----------------------------------

Address of Subscriber:
                                     ----------------------------------

                                     ----------------------------------

Social Security or
Taxpayer Identification Number:
                                     ----------------------------------

Telephone Number with Area Code:
                                     ----------------------------------



ACCEPTANCE

The foregoing subscription is hereby accepted and receipt of payment is hereby acknowledged with respect to the Shares subscribed for above.

Dated:
       -----------------

                                             AMP Productions, Ltd.


                                             By:
                                                 -------------------------------
                                                      Thomas Mills
                                                      President